Exhibit 22.0

Subsidiary Guarantors and Issuers of Guaranteed Securities

	Issuer	Guarantor
5.000% Senior Notes due 2024
Assured Guaranty Ltd. (on a fully and unconditional basis)		X
Assured Guaranty US Holdings Inc.	X
3.150% Senior Notes due 2031
Assured Guaranty Ltd. (on a fully and unconditional basis)		X
Assured Guaranty US Holdings Inc.	X
7.00% Senior Note due 2034
Assured Guaranty Ltd. (on a fully and unconditional basis)		X
Assured Guaranty US Holdings Inc.	X
3.600% Senior Notes due 2051
Assured Guaranty Ltd. (on a fully and unconditional basis)		X
Assured Guaranty US Holdings Inc.	X
6.40% Junior Subordinated Debentures, Series 2006-1 due 2066
Assured Guaranty Ltd. (on a junior subordinated basis)		X
Assured Guaranty Municipal Holdings Inc.	X
6.40% Junior Subordinated Debentures due 2066
Assured Guaranty Ltd. (on a junior subordinated basis)		X
Assured Guaranty US Holdings Inc.	X